EXHIBIT 99.2

2003 EPIC BANCORP NON-EMPLOYEE DIRECTORS’ STOCK OPTION, AS
AMENDED BY SHAREHOLDERS ON JUNE 20, 2005

Epic Bancorp
2003 Non-Employee Directors’ Stock Option Plan
Adopted on June 17, 2003
Approved by Shareholders on July 15, 2003
(as amended effective June 20,  2005)

I.       PURPOSE.

          A.          The purpose of the Epic Bancorp 2003 Non-Employee Directors’ Stock Option Plan (the “Plan”) is to provide a means by which each member of the board of directors of Epic Bancorp (the “Company”) and each member of the board of directors of each Subsidiary who is not otherwise an employee of the Company or of any Subsidiary (each such person being hereafter referred to as a “Non-Employee Director”) shall be given an opportunity to purchase stock of the Company.

          B.          The word “Subsidiary” as used in the Plan means a subsidiary corporation of the Company as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

          C.          The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

II.     ADMINISTRATION.

          A.          The Plan shall be administered by the board of directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in subsection 2(b).

          B.          The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Committee shall consist of two or more individuals who are “non-employee directors” under Rule 16b-3 or its successor (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who qualify the Committee to administer the Plan as contemplated under Rule 16b-3.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

III. SHARES SUBJECT TO THE PLAN.

          A.          Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one hundred twenty-seven thousand (127,000) shares of the Company’s common stock.  If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

          B.          The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

          C.          At no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed thirty percent (30%) of the then outstanding shares of the Company’s common stock, calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations, or successor statute or regulation.

IV.    ELIGIBILITY.

Options shall be granted only to Non-Employee Directors of the Company and its Subsidiaries.

V.     OPTION PROVISIONS.

          All options granted under the Plan shall be nonstatutory stock options.  No incentive stock options within the meaning of Section 422 of the Code shall be granted under the Plan.  The terms of options granted pursuant to the Plan shall be set forth in an option agreement (the “Stock Option Agreement”). Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan or with applicable law, as the Board (or the Committee, if applicable) shall determine.

          A.          The term of each option commences on the date it is granted and, unless sooner terminated, as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant.  If the optionee’s service as a Non-Employee Director terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date specified in the Stock Option Agreement, provided that such date in the Stock Option Agreement is at least one month following the date of termination of such service.  Notwithstanding the foregoing, if such termination of service is due to the optionee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the option shall terminate on the earlier of the Expiration Date or one (1) year following the date of the optionee’s death or permanent and total disability.  In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Non-Employee Director only as to that number of shares as to which the option was vested and exercisable on the date of termination of all such service under the provisions of subsection 5(b) and the Stock Option Agreement.

          B.          An option shall vest and become exercisable as set forth in the Stock Option Agreement.

          C.          The exercise price of each option shall be one hundred percent (100%) of the fair market value of the common stock subject to such option on the date such option is granted.

For purposes of the Plan, fair market value shall mean, as of any date, the value of the common stock determined as follows:

(i)

If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing sales price on the market trading day immediately preceding the date of determination, if no sales were reported on the date of determination) as quoted on such exchange or market with the greatest volume of trading in the common stock) on the day of determination (or, if the day of determination does not fall on a market trading day, the market trading day immediately preceding the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)

In the absence of such markets for the common stock, the fair market value shall be determined in good faith by the Board in accordance with Section 409A of the Code and applicable regulations and guidance.

          D.          Manner of Exercise.

          1.          To the extent the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised, and the time of the delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon.  Shares of common stock of the Company purchased under options granted under the Plan shall, at the time of the notice specifying the date of delivery, be paid for in full in cash or, with the prior written consent of the Company, in whole or in part through the surrender of previously owned shares of common stock of the Company.  To the extent payment is being made with cash, the optionee shall deliver a certified or official bank check or the equivalent thereof acceptable to the Company.  If shares of common stock are tendered as payment, such shares shall be valued at their fair market value, determined as provided above, as of the date of the notice given to the Company by the optionee with respect to such exercise.

          2.          At the time specified in the notice for delivery of the certificate, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or other person entitled to exercise the option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.  If the optionee (or other person entitled to exercise the option) fails to pay for all or any part of the number of shares specified in such notice or fails to accept delivery of such shares upon tender of delivery thereof, the right to exercise the option with respect to such undelivered shares may be terminated.  The Board may require that a partial exercise of an option may be for no less than a stated minimum number of shares.

          E.          An option shall not be transferable or assignable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying requirements determined by the Company (including, but not limited to, provisions concerning type and form of benefit, amount of payment, time of distribution), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order.  Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

          F.          The Company may require any optionee, or any person to whom an option is transferred under subsection 5(e), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

          G.          Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

VI.    COVENANTS OF THE COMPANY.

          A.          During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

          B.          The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

VII.   USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

XXIV. MISCELLANEOUS.

          A.          Neither an optionee nor any person to whom an option is transferred under subsection 5(e) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

          B.          Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company’s fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

          C.          Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Subsidiary or shall affect any right of the Company, its Board or shareholders or any Subsidiary or its Board or shareholders to terminate the service of any Non-Employee Director with or without cause.

          D.          No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for such Non-Employee Director pursuant to an option granted to such Non-Employee Director.

          E.          In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

VIII.  RESTRICTIONS ON SHARES; NOTIFICATION OF SALE.

          A.          Each Stock Option Agreement shall contain an agreement by the optionee that if he or she at any time contemplates the disposition of any of the stock acquired pursuant to the Plan, he or she shall first notify the Company of such proposed disposition and shall thereafter cooperate with the Company in complying with all applicable requirements of law which, in the opinion of the Company, must be satisfied prior to the making of such disposition.

          B.          The Stock Option Agreements setting forth the terms and conditions of options granted under this Plan may require that a participant acquire common stock upon exercise only for investment and not for resale or distribution, and restrict transfer of the common stock so received as may be necessary under applicable securities laws.

IX.    ADJUSTMENTS OR CHANGES IN STOCK.

          A.          In the event that the outstanding shares of common stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Company receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan.  In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that any participant’s proportionate interest in the Company by reason of rights under unexercised portions of such option shall be maintained as before the occurrence of such event.  Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment, if necessary, in the option price per share.

          B.          In the event of a dissolution or liquidation of the Company, a merger, consolidation, acquisition, or other reorganization involving the Company or a principal subsidiary, in which the Company or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Company of all or substantially all of its assets, the Board shall cause the termination of all options outstanding hereunder as of the effective date of such transaction; provided, however, that not less than thirty (30) days written notice of the expected effective date of such transaction shall be given to each optionee, the shares of all options held by each optionee which have not previously forfeited shall immediately become fully vested, and each optionee shall have the right, on the effective date of such termination, to exercise his or her option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable.  In any event, the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options to purchase its shares on its terms and conditions.

X.      AMENDMENT OF THE PLAN.

          A.          The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.  Except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

1. increase the number of shares which may be issued under the Plan;

          2.          modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or,

3. modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

          B.          Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

XI.     TERMINATION OR SUSPENSION OF THE PLAN.

          A.          The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 16, 2013.  No options may be granted under the Plan while the Plan is suspended or after it is terminated.

          B.          Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

          C.          The Plan shall terminate upon the occurrence of any of the events described in subsection 10(b) above.

XII.   EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

          A.          The Plan shall become effective upon adoption by the Board, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

          B.          No option may be granted under the Plan unless and until the condition of subsection 13(a) above has been met.

XIII.   FINANCIAL INFORMATION.

          A.          The Company shall annually deliver financial statements of the Company to all optionees to whom such delivery is required by Section 260.140.46 of the California Code of Regulations, or successor statute or regulation.